Ex-99.17.a

PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

Alpine [  ] Fund

ALPINE [  ] TRUST

PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2018

The undersigned hereby appoints Ronald G. Palmer, Jr. and Andrew E. Pappert, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Joint Special Meeting of Shareholders of the above-mentioned Fund (“the Fund”), to be held on April 26, 2018, at 11:00 a.m. Eastern Time, at 711 Westchester Avenue, White Plains, New York 10604 (the “Special Meeting”), and for any adjournment or postponement thereof, to vote, as designated on the reverse side, all shares of the Fund held by the undersigned at the close of business on February 21, 2018.  Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement/Prospectus.

The undersigned hereby revokes any prior proxy to vote at such Joint Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

Do you have questions? If you have any questions about how to vote your proxy or about the Joint Special Meeting in general, please call toll-free (866) 745-0268.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Joint Special Meeting of Shareholders to Be Held on April 26, 2018.  A copy of the Notice of Joint Special Meeting of Shareholders and the Proxy Statement/Prospectus for this Joint Special Meeting is available at:

https://proxyonline.com/docs/Alpine2018.pdf

Alpine [ ] Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposal below has been proposed by the Board of Trustees.

The proxy will be voted as specified below.  If the proxy is executed, but with respect a proposal where no specification is made, this proxy will be voted in favor of the proposal and in the discretion of the above named proxies as to any other matter that may have properly come before the Joint Special Meeting or any adjournment or postponement thereof.  Please indicate by filling the appropriate circle below:

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: •

	FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization contemplating the reorganization of the Fund into Aberdeen [ ] Fund (“Acquiring Fund”), whereby the Fund will transfer all assets and liabilities to the Acquiring Fund in exchange for Acquiring Fund shares to be distributed to Fund shareholders in complete dissolution of the Fund.

	O	O	O

Your vote is important.  If you are unable to attend the Joint Special Meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope.  Your prompt return of the proxy will help assure a quorum at the Joint Special Meeting and avoid additional expenses associated with further solicitation.  Sending in your proxy will not prevent you from personally voting your shares at the Joint Special Meeting.  You may revoke your proxy card, by writing the Secretary of the Fund or by attending the meeting and voting in person.

THANK YOU FOR VOTING